Exhibit 99.1

                                   June 7, 2004








Olympus Securities, LLC
5 Magnolia Lane
Boonton, NJ 07005
Attn: James Carrazza, President


Dear Mr. Carrazza:

This letter will serve to document the fee arrangement between A.P. Pharma, Inc. (the "Company") and Olympus Securities, LLC ("Olympus") regarding Olympus' involvement in the purchase of common stock by Vertical Ventures, LLC (and affiliates) and other institutional investors approved by the Company (the "Transaction").

Upon closing of the Transaction, the Company will pay Olympus a cash fee of 5% of the Transaction gross proceeds.

The Company and Olympus agree to indemnify each other as provided in Appendix A.


                                   	Yours very truly,



                                   /S/ Mike O'Connell
                                   ------------------
                                   	Mike O'Connell
                                   President & CEO



Acknowledged and Agreed:

OLYMPUS SECURITIES, LLC



By /S/ James Carrazza
   ------------------
   James Carrazza, President



                            Appendix A

       A.	Indemnification

1.	Indemnification of the Placement Agent. The Company
will indemnify and hold harmless Olympus and any of its affiliates or any officer, director, partner, controlling person, employee or agent of Olympus or any of its affiliates (a "Related Person") for its reasonable legal and other expenses (including the costs of any investigation, preparation and travel) and for any Losses incurred in connection with any action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a disposition), whether commenced or threatened (each, a "Proceeding") , insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Supplement, or any amendment or supplement thereto, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration
Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, under the Securities Act, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, as such expenses or Losses are incurred; provided, however, that the foregoing indemnity agreement shall not apply to any Losses to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by Olympus expressly for use in the Registration Statement or the Supplement, or any amendment or supplement thereto. In addition, the Company shall indemnify and hold harmless
Olympus and Related Person from and against any and all Losses, as incurred, arising out of or relating to any breach by the Company of any of the representations, warranties or covenants made by the Company in this Agreement, or any allegation by a third party that, if true, would constitute such a breach. The conduct of any Proceeding for which indemnification is available under this Appendix shall be governed by paragraph 3 below. The indemnification obligations of the Company under this paragraph shall be in addition to any liability that the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of Olympus and any such Related Persons. The Company also agrees that neither Olympus nor any Related
Persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the Transaction contemplated by this letter agreement, except as provided in paragraph 2 below or to the extent that any Losses incurred by the Company result from the gross negligence or willful misconduct of Olympus or Related Person in connection with such Transaction. If the Company breaches its obligations under this letter agreement, then, in addition to any other liabilities the Company may have under this letter agreement or applicable law, the Company shall pay or reimburse Olympus on demand for all costs of collection and enforcement (including reasonable attorneys fees and expenses). Without limiting the generality of the foregoing, the Company specifically agrees to reimburse Olympus on demand for all costs of enforcing the indemnification obligations in this paragraph. For the purposes of this Appendix, "Losses" shall mean any and all losses, claims, damages, liabilities, settlement costs and expenses, including without limitation costs of preparation of legal action and reasonable attorneys' fees.

2.	Indemnification of the Company, its Directors and
Officers. Olympus agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, for its reasonable legal and other expenses (including the costs of any investigation, preparation and travel) and for any Losses incurred in connection with any Proceeding, whether commenced or threatened, insofar as such Losses arise out of or are based upon any untrue statement of any material fact contained in the Registration Statement or the Supplement, or any amendment or supplement thereto, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph
(b) of Rule 430A, or pursuant to Rule 434, under the Securities Act, or arise out of or are based upon the omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in such Supplement, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by Olympus expressly for use therein as such expenses or Losses are incurred. The conduct of any Proceeding for which indemnification is available under this Appendix shall be governed by paragraph 3 below.

3.	Conduct of Indemnification Proceedings.  If any
Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified
Party"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the
"Indemnifying Party") in writing, and the Indemnifying
Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified
Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying
Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying
Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending
Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party
(including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified
Party, as incurred, within ten Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified
Party is not entitled to indemnification hereunder;
provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).